FINAL AGREEMENT

Acquisition of 51% of Meteor Aerospace Ltd. by VisionWave Holdings, Inc.

Date: June 28, 2026

Between:

VisionWave Holdings, Inc., a Delaware corporation whose common stock is listed on the Nasdaq Capital Market under the ticker symbol VWAV ("VisionWave" or the "Purchaser");

AND

Meteor Aerospace Ltd., an Israeli corporation (Company No. 514748839), having its principal offices at Gilboa,3 Airport City, Israel ("Meteor" or the "Company");

RECITALS:

WHEREAS, Meteor Aerospace Ltd. is engaged in the development, manufacturing and commercialization of advanced aerospace, defense, unmanned aerial systems ("UAS"), unmanned ground systems ("UGS"), and related technologies;

WHEREAS, Meteor has represented to VisionWave that its proprietary unmanned aerial platform known as the **Meteor Impact 700** possesses the technical and operational capabilities described herein;

WHEREAS, VisionWave has conducted preliminary commercial and technical discussions with the Shareholder and management of Meteor and desires to acquire a controlling interest in Meteor;

WHEREAS, the Parties desire to enter into a binding agreement setting forth the principal terms and conditions under which VisionWave shall acquire fifty-one percent (51%) of the issued and outstanding share capital of Meteor;

NOW, THEREFORE, the Parties agree as follows:

1.Transaction:

VisionWave shall acquire shares representing **fifty-one percent (51%)** of the fully diluted issued and outstanding share capital of Meteor Aerospace Ltd.

The Transaction values Meteor Aerospace Ltd. at an aggregate **pre-money equity valuation of Forty Million United States Dollars (US$40,000,000).**

1.1 Transaction Consideration Following Successful Flight Validation:

The Parties acknowledge and agree that the consideration payable under this Agreement shall become due only upon (i) the successful completion of the Flight Validation, and (ii) VisionWave's determination, acting reasonably and in good faith, that the Flight Validation has been successfully completed in accordance with this Agreement.

Upon satisfaction of the foregoing conditions and at Closing, VisionWave shall deliver consideration having an aggregate value of US$20,400,000, consisting of:

(a) existing issued and outstanding unrestricted common shares of VisionWave Holdings, Inc. having an aggregate value of US$6,000,000, which shall be freely tradable upon issuance, subject only to applicable securities laws; and

(b) newly issued restricted common shares of VisionWave Holdings, Inc. having an aggregate value of US$14,400,000, which shall be subject to a contractual lock-up period of six (6) months from the Closing Date. Upon expiration of such six (6) month period, such shares shall become freely transferable, subject only to applicable U.S. securities laws, including Rule 144, if applicable.

The number of shares issued and transferred pursuant to clauses (a) and (b) shall be calculated based upon the volume weighted average price ("VWAP") of VisionWave's common stock during the five (5) trading days immediately preceding the Closing Date.

1.2. Purpose of the Flight Validation:

The Parties acknowledge and agree that the primary purpose of the Flight Validation is not to demonstrate the maximum operational performance of Meteor's technologies or products, but rather to enable VisionWave to independently verify that:

(a) Meteor Aerospace Ltd. is an active and fully operational aerospace engineering company;

(b) the engineering, technological and manufacturing capabilities represented by Meteor exist and are operational;

(c) the Company's engineering processes, systems, technologies and development capabilities are functioning substantially as represented to VisionWave during the negotiation process; and

(d) the Company's technical know-how and operational capabilities materially correspond to the representations made by Meteor.

For the avoidance of doubt, the Flight Validation shall be conducted solely with respect to the Meteor Impact 700 platform. The Flight Validation is not intended to validate, certify or reject any other products, technologies, systems, platforms or intellectual property owned or developed by Meteor, all of which remain included within the scope of the Transaction.

2. Binding condition precedent - Flight validation:

The Parties expressly acknowledge and agree that the consummation of the Transaction is subject to the successful completion of a live flight demonstration and technical validation process of the Meteor Impact 700 aircraft.

This condition is material, mandatory, and binding.

The flight validation shall include the direct participation of representatives designated by VisionWave.

3. Aircraft subject to validation:

The aircraft subject to the Flight Validation Program shall be the Meteor Impact 700 unmanned aerial system (the "Aircraft").

Meteor Aerospace Ltd. represents and warrants that the Aircraft is capable of achieving and sustaining a maximum takeoff weight (MTOW) of seven hundred thirty kilograms (730 kg), an operational endurance of up to eighteen (18) continuous flight hours, an operational ceiling of up to eighteen thousand (18,000) feet above mean sea level, and a communications range of up to one hundred eighty (180) kilometers under line-of-sight (LOS) operating conditions.

The Parties acknowledge that the foregoing performance specifications constitute material representations upon which VisionWave is relying in connection with its evaluation of the Aircraft and its decision to enter into the Transaction. The Flight Validation Program shall include verification of the Aircraft's ability to substantially achieve and demonstrate the foregoing capabilities under operational testing conditions acceptable to VisionWave.

The Parties acknowledge that the foregoing performance specifications represent the Aircraft's design objectives and maximum expected operational capabilities, and shall not be required to be demonstrated during the Flight Validation contemplated under this Term Sheet, unless otherwise agreed in writing by the Parties.

4. Purpose of the Flight Validation:

The Parties acknowledge and agree that the primary purpose of the Flight Validation is not to demonstrate the maximum operational performance of Meteor's technologies or products, but rather to enable VisionWave to independently verify that:

(a) Meteor Aerospace Ltd. is an active and fully operational aerospace engineering company;

(b) the engineering, technological and manufacturing capabilities represented by Meteor exist and are operational;

(c) the Company's engineering processes, systems, technologies and development capabilities are functioning substantially as represented to VisionWave during the negotiation process; and

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(d) the Company's technical know-how and operational capabilities materially correspond to the representations made by Meteor.

For the avoidance of doubt, the Flight Validation shall be conducted solely with respect to the Meteor Impact 700 platform. The Flight Validation is not intended to validate, certify or reject any other products, technologies, systems, platforms or intellectual property owned or developed by Meteor, all of which remain included within the scope of the Transaction.

5. Successful Flight Validation:

For the purposes of this Agreement, the Flight Validation shall be deemed successful upon the successful completion of a safe and controlled demonstration flight of the Meteor Impact 700.

A successful demonstration flight shall be deemed to have occurred if:

(a) the Aircraft successfully takes off under its own power;

(b) the Aircraft maintains stable and controlled flight for a continuous period of not less than five (5) minutes;

(c) the Aircraft remains fully responsive to all flight commands throughout the demonstration;

(d) the Aircraft safely lands without any material malfunction affecting flight safety;

(e) the flight is conducted within the designated airport or approved flight test area.

For the avoidance of doubt, the Parties expressly acknowledge and agree that the successful completion of the Flight Validation shall not require the Aircraft to demonstrate its maximum operational altitude, maximum endurance, maximum communication range, maximum payload capability or any other maximum operational specification represented elsewhere in this Agreement.

The purpose of the Flight Validation is solely to demonstrate the Aircraft's safe operability, controllability and basic flight capability.

5.1 Additional Clarification Regarding Flight Validation:

The Parties further acknowledge that the Flight Validation is intended solely to verify the safe operation, controllability, engineering integrity and fundamental flight capability of the Meteor Impact 700 platform. It is not intended to demonstrate or verify the maximum operational specifications, combat capabilities, commercial readiness or full performance envelope of any Meteor products or technologies.

5.2 VisionWave's Determination of Successful Validation:

Following completion of the Flight Validation, VisionWave shall determine, acting reasonably and in good faith, whether the Flight Validation has been successfully completed in accordance with the

objectives and requirements set forth in this Agreement. Such determination shall constitute the basis for proceeding to Closing.

6. Due diligence:

VisionWave shall conduct legal, financial, operational, regulatory, technical, aerospace, cybersecurity, export-control, intellectual property, and commercial due diligence.

Meteor shall fully cooperate and provide all requested information.

The Transaction remains subject to VisionWave's satisfactory completion of due diligence.

7. Board control:

Upon Closing:

- VisionWave shall appoint three (3) Israeli directors and Meteor shall appoint two (2) Israeli directors, for a total Board of five (5) directors. All directors serving on the Board shall be Israeli citizens.
- VisionWave shall designate the Chairman of the Board.
- All major corporate actions shall require VisionWave approval.

8. Representations of Meteor:

Meteor and the Shareholder represent that:

8.1 Ownership

The Shareholder owns the shares free and clear of liens, pledges, encumbrances, claims, security interests, or restrictions.

8.2 Intellectual Property

Meteor owns or validly licenses all material intellectual property required for its operations.

8.3 Compliance

Meteor complies with all applicable aerospace, aviation, defense, export control and governmental regulations.

8.4 Accuracy

All technical, commercial, operational and financial information provided to VisionWave is complete and accurate in all material respects.

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9. Exclusivity:

For a period of thirty (30) days following execution of this Agreement:

Meteor and its shareholders shall not directly or indirectly:

- solicit,
- negotiate,
- discuss,
- entertain,
- encourage,

any acquisition, merger, financing, strategic investment, joint venture, or similar transaction involving Meteor or its assets, except the existing JV in Kenya to be signed Tomorrow.

10. Confidentiality:

The Parties shall maintain strict confidentiality regarding:

- this Agreement,
- all discussions,
- technical information,
- business information,
- financial information,
- military and aerospace information.

This provision shall survive indefinitely.

11. Governing law:

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to conflict-of-law principles.

12. Dispute resolution:

Any dispute arising out of or relating to this Agreement shall be resolved exclusively through binding arbitration administered by the Israeli Arbitration Association.

The arbitration award shall be final and enforceable in any court of competent jurisdiction.

13. Binding effect:

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Unlike a non-binding letter of intent, the Parties expressly agree that this Term Sheet constitutes a **legally binding agreement** and creates enforceable obligations upon execution.

The provisions relating to:

- Transaction Structure
- Flight Validation
- Exclusivity
- Confidentiality
- Due Diligence
- Governing Law
- Dispute Resolution
- Binding Effect

shall be immediately enforceable.

14. Founder retention and CTO commitment:

As a material inducement for VisionWave to enter into the Transaction, the Parties acknowledge and agree that Mr. Yitzhak Nissan, founder of Meteor Aerospace Ltd. and former President and Chief Executive Officer of Israel Aerospace Industries Ltd. (IAI), possesses unique technical expertise, industry relationships, strategic know-how, and operational knowledge that are essential to the continued growth and success of Meteor Aerospace Ltd.

Accordingly, as a condition precedent to Closing and a continuing covenant thereafter, Mr. Nissan shall enter into a mutually acceptable executive employment and/or consulting agreement with Meteor Aerospace Ltd. and/or VisionWave Holdings, Inc., pursuant to which he shall serve as Chief Technology Director with specific title to be agreed, of Meteor Aerospace Ltd. for a minimum period of three (3) years following the Closing Date.

During such period, Mr. Nissan shall devote such time, attention, expertise, and services as are reasonably necessary to support the strategic, technological, operational, commercial, and business development activities of Meteor Aerospace Ltd., including without limitation:

(a) oversight of research and development activities;

(b) advancement of existing and future aerospace and defense technologies;

(c) support of customer, governmental, military, and strategic partner engagements;

(d) assistance with technology transfer, intellectual property development, and product commercialization;

(e) participation in strategic planning and growth initiatives approved by the Board of Directors.

Any voluntary resignation, termination without Board approval, or material reduction in Mr. Nissan's responsibilities during the initial three (3) year period shall constitute a material breach of this Agreement and shall entitle VisionWave to pursue all remedies available under applicable law and the

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definitive agreements, including, without limitation, adjustment of consideration, indemnification rights, or other equitable remedies as may be set forth therein.

The Parties acknowledge that the continued involvement of Mr. Nissan is a fundamental component of the Transaction and was a material factor in VisionWave's decision to acquire a controlling interest in Meteor Aerospace Ltd.

15. Scope of Transaction:

The Parties acknowledge and agree that the Transaction contemplated under this Agreement includes Meteor Aerospace Ltd. as an integrated aerospace, defense and autonomous systems company, together with all of its existing and future products, technologies, platforms, systems, intellectual property, know-how, software, research and development activities, manufacturing capabilities, commercial operations and related business assets.

Without limiting the generality of the foregoing, the Transaction includes, among other things:

(a) Meteor Impact 700 – a tactical medium-altitude unmanned aerial vehicle (UAV) designed for intelligence, surveillance, reconnaissance and multi-mission operations.

(b) Meteor Impact 1400 – a strategic MALE-class unmanned aerial platform intended for long-endurance intelligence, surveillance and reconnaissance missions with expanded payload capabilities.

(c) Rainbow UGV – an autonomous unmanned ground vehicle (UGV) designed for logistics, reconnaissance, force protection, remote weapon station integration and other military or homeland security applications.

(d) Orca USV – an unmanned surface vessel (USV) designed for maritime security, coastal protection, offshore infrastructure defense, surveillance and autonomous naval operations.

(e) Loitering Munition Systems – loitering precision-strike unmanned aerial systems capable of surveillance, target acquisition and precision engagement.

(f) Electronic Warfare (EW) and SIGINT Systems – electronic warfare, spectrum control, communications intelligence, signal interception, jamming and related electronic defense technologies.

(g) C4I, Command, Control, Communications, Cyber and Battle Management Systems, including tactical communications systems, operational command-and-control software, battlefield management platforms, sensor integration technologies and related digital defense solutions.

(h) Any additional products, technologies, prototypes, software, intellectual property, defense systems, aerospace platforms, autonomous systems, engineering developments, research projects and commercial offerings currently owned, developed, marketed or manufactured by Meteor Aerospace Ltd., whether or not specifically identified in this Agreement.

For the avoidance of doubt, the Flight Validation requirements under this Agreement apply solely to the Meteor Impact 700 platform for purposes of satisfying the applicable condition precedent to Closing. The successful validation of the Meteor Impact 700 shall not limit, exclude or otherwise

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affect VisionWave's acquisition of any other products, technologies, intellectual property or business activities of Meteor Aerospace Ltd., all of which are included within the scope of the Transaction.

(d) ORCA USV – an advanced optionally manned or fully unmanned surface vessel ("USV") designed for maritime security, coastal defense, intelligence, surveillance, reconnaissance (ISR), offshore infrastructure protection, autonomous naval operations, and multi-mission maritime applications. The ORCA platform includes its complete vessel architecture, composite hull technology, autonomous navigation systems, propulsion systems, mission software, command-and-control capabilities, and all related intellectual property, designs, know-how, source code, documentation, upgrades and future developments.

(e) MERLOW Loitering Missile System – an advanced long-range loitering missile / loitering ammunition platform with an operational range of approximately 100 kilometers, designed for intelligence, surveillance, target acquisition and precision strike missions. The Transaction includes the complete MERLOW system, including the air vehicle, guidance technologies, mission software, communication systems, launch technologies, payload integration, control systems, intellectual property, know-how, prototypes, engineering documentation and all future upgrades, derivatives and developments.

16. Strategic Use of the Transaction Consideration:

The Parties expressly acknowledge and agree that the aggregate consideration having a value of US$20,400,000 payable pursuant to this Agreement constitutes the agreed purchase price for VisionWave's acquisition of fifty-one percent (51%) of the issued and outstanding share capital of Meteor Aerospace Ltd.

The Parties further acknowledge and agree that the economic purpose and intent of the Transaction is to strengthen and expand the business of Meteor Aerospace Ltd. Accordingly, the Parties intend that the full value of the Transaction consideration shall be utilized for the continued growth and development of Meteor Aerospace Ltd., including, without limitation:

(a) research and development;

(b) engineering and product development;

(c) manufacturing and production capabilities;

(d) marketing and sales activities;

(e) recruitment, retention and compensation of employees and key personnel;

(f) business development and commercial expansion;

(g) working capital and general corporate purposes; and

(h) any other investments reasonably required to support the long-term growth and operations of Meteor Aerospace Ltd.

For the avoidance of doubt, the consideration payable under this Agreement is not intended to constitute repayment of shareholder loans, shareholder advances, dividends, distributions or any other

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personal financial benefit to the shareholders of Meteor Aerospace Ltd., but rather represents the agreed equity consideration for VisionWave's acquisition of a 51% equity interest in Meteor Aerospace Ltd. and is intended to support the Company's future growth and operations.

17. Equity Incentive Plan for Key Employees

Following the Closing, VisionWave intends to establish an equity incentive program for selected senior executives, key employees and strategic personnel of Meteor Aerospace Ltd.

Subject to the approval of VisionWave's Board of Directors and the terms of the applicable equity incentive plan, VisionWave may grant stock options and/or other equity-based awards to eligible employees and executives based upon their ongoing contributions to the growth, development and long-term success of the combined business.

The allocation, vesting schedule and other terms of such awards shall be determined exclusively by VisionWave's Board of Directors in accordance with applicable law and Nasdaq listing requirements.

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SIGNATURES:

VISIONWAVE HOLDINGS, INC.

By: ______________________________

Name: **Doug Davis**

Title: **Executive Chairman and Interim CEO**

Date: **June 29, 2026**

METEOR AEROSPACE LTD.

By: ______________________________

Name: Hezi Bezalel.

Title: Partner in the company

Date: **June 25, 2026.**

By: ______________________________

Name: Itzhak Nissan

Title: Partner in the company

Date: **June 25, 2026**